Exhibit 10.34

合作备忘录

Memorandum of Cooperation

2020年3月27日

March 27, 2020

甲方：青海中天硼锂科技有限公司

Party A: Qinghai Zhongtain Boron & Lithium Technology Co., Ltd.

住所：青海省海西州大柴旦镇人民东路60号

Address: No. 60, Renmin East Road, Da Qaidam Township, Haixi Prefecture, Qinghai Province

乙方：西安金藏膜环保科技有限公司

Party B: Xi’an Jinzang Membrane Environmental Protection and Technology

住所：西安市碑林区雁塔路中段13号陕西省膜分离技术研究院301室

Address: Room 301, Shanxi Membrane Separation Technology Research Institute, No. 13, Middle Section, Yanta Road, Beilin District, Xi’an City

甲乙双方经充分沟通、交流，在平等自愿、互惠互利、共同促进的前提下，签署本备忘录并达成如下协议：

Through the full communication and exchange, both parties sign this Memorandum and reach the following agreements on the basis of equity and free will, mutual benefits, joint promotion:

第一条	合作方概况

Article 1 Introduction of Cooperation Parties

1.     .甲方成立于2018年12月，是由青海中天硼锂矿业有限公司存续分立而来，是美国上市公司Lithium & Boron Technology,Inc的全资公司（股票代码LBTI），主要生产硼酸和锂相关产品。公司未来计划总投入3.6亿美元，着重进行盐湖提锂及相关产品的研发和生产，预计达到年生产锂相关产品3万吨、硼酸6万吨以及其它产品万吨级的规模，新增年生产产值3亿美元以上。

Party A was founded in December 2018, it is the split-off of Qinghai Zhongtian Boron & Lithium Mining Co., Ltd., and the wholly-owned company of the listed American company Lithium & Boron Technology,Inc (Stock Code: LBTI), which mainly produces the relevant products of boracic acid and lithium. The company plans to invest totally 360 million USD in the future, as well as focuses on the research, development and production of salt lake-based lithium and relevant products. It is predicted to reach the scale of annually producing 30,000 tons of lithium-related products , 60,000 tons of boracic acid and 10,000-ton of other products with the new increase of annual production value more than 300 million USD.

2.     .乙方成立于2017年7月，是陕西膜分离技术研究院有限公司孵化企业，长期致力于吸附剂、膜分离技术的研究和开发，现已开发出了高效、环保的吸附及膜分离盐湖提锂核心技术。公司在青海冷湖地区已经建成1000吨碳酸锂生产线，其团队拥有较丰富的碳酸锂产线建设、运营经验。

Party B was founded in July 2017, it is the incubating enterprise of Shanxi Membrane Separation Technology Research Institute, which has been devoting to the research and development of adsorbents and membrane separation technology for long term. It has developed the efficiency and environmentally-friendly adsorbents and membrane separation salt lake-based lithium core technology. The company has built 1000-ton Lithium Carbonate production line in Lenghu, Qinghai, and its team has the rich experience in the construction and operation of Lithium Carbonate

第二条	合作宗旨

Article 2 Aim of Cooperation

1.     .大柴旦盐湖含有硼、钠、钾、锂、镁、溴等多种资源，是一个大规模综合性矿床。双方投入核心优势资源，共同打造盐湖提锂及其相关产品的龙头企业，可以实现矿产资源的综合利用，有利于优势互补，提高企业竞争力。

Da Qaidam Salt Lake contains the various resources such as boron, sodium, potassium, lithium, magnesium and bromine etc., and it is a large comprehensive ore deposit. Both parties shall input the core advantageous resources to jointly create the leading enterprise of salt lake-based lithium and relevant products. It is able to realize the comprehensive usage of mining resources, which is beneficial to complementing the respective advantages and enhancing the competitiveness of enterprises.

2.     .双方在合作中建立的互信是双方战略合作伙伴关系的基础，提高效率和共同发展是双方合作的目标和根本利益。

The mutual trust between both parties that is established in the course of cooperation is the foundation for the strategical cooperation partner relationship of both parties. The efficiency improvement and joint development are the target and fundamental interests for the cooperation of both parties.

3.     .本协议为框架协议，应是双方今后长期合作的指导性文件，也是双方签订相关合同的基础。

This Agreement is the framework agreement, which shall be the guidance document for the long-term cooperation between both parties in the future, as well as the foundation for both parties to sign the relevant contracts.

第三条	合作内容

Article 3 Content of Cooperation

1.     .甲乙双方拟在通过在青海省海西州大柴旦成立合资公司，开展盐湖提锂及其相关产品的全面合作。

Both parties plans to perform the comprehensive cooperation of salt lake-based lithium and relevant products through establishing the joint venture company in Da Qaidam, Haixi Prefecture, Qinghai Province.

2、     ?甲乙双方将在未来三年建成1万吨碳酸锂（已完成政府备案）和2万吨氢氧化锂生产线，预计总投资额超过3.6亿美元。第一期合作项目的第一阶段计划建设年产3000吨（碳酸锂、氢氧化锂）提锂生产线，投资规模约为4000万美元，预计于2020年底建设完成，2021年4月达产。

Both parties will build 10,000-ton lithium carbonate (governmental filing has been completed) and 20,000-ton lithium hydroxide production line in the next three years with the total predicted investment amount exceeds 360 million USD. The first-stage plan for the first-phase cooperation project is to build the lithium extraction production line with the annual production capacity of 30,000 tons (lithium carbonate, lithium hydroxide), and the investment scale is about 40 million USD. It is predicted to complete the construction by the end of 2020 and reach the designed production capacity in April 2021.

3. 甲方负责提供合资公司所需的盐湖资源，并协调当地政府提供生产运营所必须的基础条件等。

Party A is responsible for providing the salt lake resource required by the joint venture company, and coordinating the local government to provide the fundamental conditions etc. required for the production and operation

4.     .乙方负责合资公司的相关技术的引进和研发、设备的安装和调试、组织生产和培训等工作。

Party B is responsible for the work e.g. introduction, research and development of relevant technology, installation and commissioning of equipment, organization of production and training etc. for the joint venture company.

5.     .甲乙双方同意合资公司将运用现代化运营管理制度，按照美国上市公司要求进行人力资源、财务、销售等管理。

Both parties agree that the joint venture company shall adopt the modern operation and management policy, as well as perform the management of human resource, finance and sales etc. according to the listed American companies.

第四条	沟通机制

Article 4 Communication Mechanism

1.     .甲乙双方共同组成工作组，明确工作组成员和职责，制定工作推进计划和时间表。

Both parties shall jointly establish the work team, clarify the members and responsibilities of work team, as well as develop the work progress plan and time schedule.

2.     .工作组定期举行会晤，研究解决双方合作中的重大问题和事项，确保合资公司在约定时间内成立。

The work team shall hold the meeting on a regular basis to discuss and resolve the major issues and matters during the cooperation of both parties so as to ensure that the joint venture company shall be established within the agreed time.

第五条	协议的效力及适用

Article 5 Effectiveness and Application of Agreement

1.     .本备忘录为双方下一步具体合作的基础和指导性文件，不具有强制法律执行力。

This Memorandum shall be the foundation and guidance document for the next-step specific cooperation of both parties, which shall not have the mandatory law enforcement.

2.     .甲乙后续合作的具体事宜及条款，由双方在平等互利的基础上进一步商讨确定，并签署具体的合作协议。

In terms of the specific matters and terms for subsequent cooperation of both parties, both parties shall further discuss and determine on the basis of equity and mutual benefits, and sign the specific cooperation agreement.

第六条	保密条款

Article 6 Confidentiality Clause

1.     .双方应对其通过工作接触得知的对方商业秘密严格保密，未经对方事先书面同意，不得向第三方披露。

Both parties shall keep confidential to the business secrets that are obtained and known through the work contact for the other party, without the prior written approval, it is not allowed to disclose to the third party.

2.     .通过公开渠道获得的对方资料或法律法规要求披露的信息不受保密条款

约束。

The documents of the other party obtained through the public channels or the information to be disclosed as per the requirements of laws and legal regulations shall not be bound by this Confidentiality Clause.

3.     .本协议有效期内或协议终止后，本保密条款仍具有约束力。

This Confidentiality Clause shall have the binding force within the effective period of this Agreement or after the termination of this Agreement.

第七条	其他

Article 7 Miscellaneous

1.     .本备忘录条款变更或未尽事宜或产生的争议，由双方另行友好协商解决。

As for any change of terms in this Memorandum or the matters not covered in this Memorandum or any disputed generated, which shall be separately resolved by both parties through the friendly consultation.

2.     .本备忘录一式贰份，双方各执壹份，经双方签字、盖章后生效。

This Memorandum shall be made into two copies with both parties holding one copy respectively, which shall enter into effect upon both parties sign and seal.

甲方：青海中天硼锂科技有限公司（盖章）

Party A: Qinghai Zhongtain Boron & Lithium Technology Co., Ltd. (Seal)

法定代表人或授权代表：

Legal Representative or Authorized Representative:

签署时间：      年       月        日

Signing Date:

乙方：西安金藏膜环保科技有限公司（盖章）

Party B: Xi’an Jinzang Membrane Environmental Protection and Technology (Seal)

法定代表人或授权代表：

Legal Representative or Authorized Representative:

签署时间：      年       月        日

Signing Date: